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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2001

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-3034 (Commission File Number)	41-0448030 (IRS Employer Identification No.)
800 Nicollet Mall, Mpls, MN (Address of principal executive offices)	55402 (Zip Code)

Registrant's telephone number, including area code 612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

Implementation of Stockholder Rights Agreement

    On June 5, 2001, Xcel Energy Inc. received an order from the Securities and Exchange Commission authorizing Xcel Energy's previously announced Stockholder Rights Agreement (the "Agreement") under the Public Utility Holding Company Act of 1935. Pursuant to the order, Xcel Energy implemented the Agreement and will distribute to shareholders of record as of June 28, 2001, a dividend of one Right for each outstanding common share. The terms of the Rights are set forth in the Rights Agreement dated as of December 13, 2000 between Xcel Energy and Wells Fargo Bank Minnesota, N.A., as Rights Agent, which was filed as Exhibit 1 to the Current Report on Form 8-K filed by Xcel Energy on January 4, 2001 and is incorporated herein by reference. A description of the Agreement and the Rights are also contained in the Form 8-K.

Item 7. Financial Statements and Exhibits

(c)
Exhibits

      1.  Stockholder Protection Rights Agreement dated as of December 13, 2000, between Xcel Energy and Wells Fargo Bank Minnesota, N.A., as Rights Agent—incorporated by reference to Exhibit 1 to the Current Report on Form 8-K filed by Xcel Energy on January 4, 2001 with the Securities and Exchange Commission (SEC File No. 001-3034).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)
/s/ DAVID E. RIPKA David E. Ripka Vice President and Controller

June 14, 2001

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES